UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 4, 2010, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the execution of an agreement for a joint venture with Total E&P USA, Inc., a wholly-owned subsidiary of Total S.A.(“Total”), whereby Total will acquire a 25% interest in Chesapeake’s upstream Barnett Shale assets for $2.25 billion.  The press release is attached herewith as Exhibit 99.1.

Also, on January 4, 2010, the Company issued an updated outlook for 2010 and 2011.  The updated outlook is attached herewith as Exhibit 99.2

On December 28, 2009, the Company issued a press release announcing that Chesapeake Energy Marketing, Inc., a subsidiary of the Company, has entered into an agreement to be the largest of three anchor shippers on a new Spectra Energy Corp natural gas pipeline project to serve the large and growing New York City metropolitan area natural gas market.  The press release is attached herewith as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           January 4, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated January 4, 2010

99.2	Chesapeake Energy Corporation updated outlook for 2010 and 2011

99.3	Chesapeake Energy Corporation press release dated December 28, 2009